Exhibit 99.1

Investor Contact:

Power-One, Inc.

Kevin Trosian

Vice President, Finance & Investor Relations

Investor.Relations@Power-One.com

(805) 383-5888

POWER-ONE ANNOUNCES THIRD QUARTER 2011 RESULTS

•                  Quarterly revenue reaches $245 million; Shipped 740 MW of inverters

•                  Posts third quarter operating income of $34 million; GAAP Net Income of $41 million

•                  Increases global market share and expands in new markets

Camarillo, CA, October 27, 2011 — Power-One, Inc. (NASDAQ: PWER), a leading provider of renewable energy and energy-efficient power conversion and power management solutions, today announced financial results for the third quarter 2011.  For the quarter ended October 2, 2011, Power-One recorded net sales of $245 million, with Renewable Energy Solutions contributing $174 million and Power Solutions posting $71 million.  Net income attributable to common stockholders for the third quarter was $40.6 million, or $0.27 per diluted share.  Included in third quarter results was income of $16.9 million, or $0.11 per diluted share, related to the release of cumulative translation adjustments upon the liquidation of a foreign subsidiary.

“Power-One gained significant customer wins in the third quarter, as we expanded revenue in high growth solar markets, such as India and other regions in Asia,” said Richard Thompson, Chief Executive Officer of Power-One. “Despite difficult global macroeconomic conditions that impacted both SBUs, we generated $59 million of operating cash flow and ended the quarter with $183 million of cash and cash equivalents”

Renewable Energy Solutions

In the third quarter of 2011, Renewable Energy Solutions increased penetration of Asia-Pacific, particularly with sales to India.  Inverter and related products generated sales of $174 million for the third quarter 2011. During the quarter,

Power-One shipped 740 MW of inverters, bringing the 2011 year-to-date total to 2.1 gigawatts, versus 1.7 gigawatts during the same period in 2010.

Power Solutions

Power Solutions recorded sales of $71 million in the third quarter 2011.  In the quarter, revenue was negatively impacted by slower demand in the Network Power Systems and Servers, Storage and Networking markets.  During the third quarter, Power Solutions’ posted its fourth consecutive quarter of operating profit.  This was driven by improved operating efficiencies.

Business Outlook

Global macroeconomic uncertainty continues to influence end market demand in both SBUs.  For the fourth quarter of 2011, Power-One forecasts revenue of $220 million to $250 million.

Earnings Conference Call

Power-One will discuss its 2011 third quarter results today at 2:00 p.m. Pacific Time.  The call will be available both via the telephone at (877) 390-5535 or (631) 291-4579, conference ID # 18232823, or over the Internet through the Power-One investor relations Web site at http://investor.power-one.com.  To listen to the call, please log-in at least 10 minutes early to register, download, and install any necessary audio software.  For those who cannot listen to the live broadcast, the webcast will be available on the investor relations section of the Power-One’s web site at http://investor.power-one.com throughout the current quarter.

About Power-One

Power-One is a leading provider of renewable energy and energy-efficient power conversion and power management solutions and is the world’s second largest designer and manufacturer of photovoltaic inverters.  Its renewable energy products enable the industry’s highest yielding conversion of power from solar arrays for use by utilities, commercial enterprises and homes.  Power-One has a 40 year history as the leader in high efficiency and high density power supply products for a variety of industries including Renewable Energy, Servers Storage & Networking, Industrial and Network Power Systems.  The company is headquartered in Camarillo, CA and has global sales offices, manufacturing, and R&D operations in Asia, Europe, and the Americas. Power-One is traded on

NASDAQ under the ticker symbol PWER. For more information, please visit www.Power-One.com.

Safe Harbor Statement

Statements made in this press release which state the Company’s or management’s intentions, beliefs, expectations or predictions for the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and may include statements regarding anticipated future productivity. It is important to note that future performance and actual results could differ materially from those discussed in or underlying such forward-looking statements as a result of risks and uncertainties that cannot be predicted or quantified and that are beyond the Company’s control. Important factors that could cause actual results to differ materially include, but are not limited to: economic conditions in general and business conditions in the power supplies and renewable energy markets; foreign exchange rates; the Company’s ability to improve its operational and supply chain efficiencies; competitive factors such as pricing and technology; the timing and results achieved in completing product manufacturing transitions to Company facilities in China or other low-cost locations;  the threat of a prolonged economic slowdown or a lengthy or severe recession; continued volatility of the financial markets, including fluctuations in interest rates and trading prices of the Company’s equity securities; the results of pending legal proceedings; the Company’s ability to secure market share in higher margin, high-growth markets; the market growth of product sectors targeted by the Company as sectors of focus; and the Company’s ability to increase working capital.  Additional information concerning factors that could cause actual results to differ materially from expectations expressed in this press release are described in the Company’s reports filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 from time to time, which are also available through the Company’s Website at www.power-one.com or through the SEC’s Electronic Data Gathering and Analysis Retrieval System (EDGAR) at www.sec.gov. Power-One undertakes no obligation to publicly update or revise any forward-looking statement.

	Three Months Ended		Nine Months Ended
	October 2,	October 3,	October 2,	October 3,
	2011	2010	2011	2010

RENEWABLE ENERGY SALES	$174,325	$228,356	$505,980	$452,722
POWER SALES	70,706	85,689	243,898	228,249
TOTAL SALES	245,031	314,045	749,878	680,971
COST OF GOODS SOLD	176,223	184,936	509,434	426,727
GROSS PROFIT	68,808	129,109	240,444	254,244

GENERAL AND ADMINISTRATIVE
Selling, general and administrative	22,613	19,280	64,593	52,479
Research and development	11,575	8,959	34,957	25,905
Litigation Charges	236	—	1,109	—
Amortization of intangibles	489	360	1,399	1,093
Restructuring costs and asset impairment	—	—	—	3,852
Total expenses	34,913	28,599	102,058	83,329

INCOME FROM OPERATIONS	33,895	100,510	138,386	170,915

INTEREST AND OTHER INCOME (EXPENSE):
Interest income	446	50	1,638	76
Interest expense	(1,697)	(1,249)	(4,715)	(5,284)
Liquidation of subsidiary	16,879	—	16,879	—
Other income (expense), net	8,656	(2,954)	1,947	(7,090)
Total interest and other income (expense)	24,284	(4,153)	15,749	(12,298)

INCOME BEFORE INCOME TAXES	58,179	96,357	154,135	158,617

PROVISION FOR INCOME TAXES	16,774	33,079	50,826	66,037
EQUITY IN EARNINGS FROM JOINT VENTURE	32	441	627	902
NET INCOME	$41,437	$63,719	$103,936	$93,482

PREFERRED STOCK DIVIDEND AND ACCRETION	874	859	2,610	2,565

NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$40,563	$62,860	$101,326	$90,917

BASIC INCOME PER SHARE	$0.34	$0.53	$0.85	$0.84
DILUTED INCOME PER SHARE	$0.27	$0.40	$0.67	$0.61

BASIC WEIGHTED AVERAGE SHARES OUTSTANDING	103,804	102,061	103,744	92,938
DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	139,788	144,193	140,330	142,034

POWER-ONE, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands)

(UNAUDITED)

	October 2,	January 2,
	2011	2011

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$182,706	$227,907
Accounts receivable:
Trade (net of allowance)	232,395	262,546
Other	5,447	7,980
Inventories	156,583	152,286
Prepaid expenses and other current assets	20,330	21,671

Total current assets	597,461	672,390

PROPERTY AND EQUIPMENT, net	81,449	63,325
INTANGIBLE ASSETS, net	18,012	18,802
OTHER ASSETS	8,465	7,295

TOTAL ASSETS	$705,387	$761,812

LIABILITIES, PREFERRED STOCK AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$141,101	$213,096
Long-term debt, current portion	—	103
Income Tax Payable	23,289	103,739
Other accrued expenses and current liabilities	64,154	67,888

Total current liabilities	228,544	384,826

LONG-TERM DEBT, less current portion	36,020	35,911
OTHER LONG-TERM LIABILITIES	54,703	39,445

REDEEMABLE CONVERTIBLE PREFERRED STOCK	20,436	19,597

STOCKHOLDERS’ EQUITY:
Common stock	104	104
Additional paid-in capital	630,422	629,687
Accumulated other comprehensive income	20,400	41,420
Accumulated deficit	(285,242)	(389,178)

Total stockholders’ equity	365,684	282,033

TOTAL LIABILITIES, PREFERRED STOCK AND STOCKHOLDERS’ EQUITY	$705,387	$761,812